Exhibit 99.1

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

by and among

JPMORGAN CHASE & CO.,

THE BEAR STEARNS COMPANIES INC.,

and

MELLON INVESTOR SERVICES LLC, as Depositary

-i-

AGREEMENT

                  THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”) dated as of June 25, 2008 is by and among JPMorgan Chase & Co., a Delaware corporation (“Parent”), The Bear Stearns Companies Inc., a Delaware corporation and direct subsidiary of Parent (the “Company”) and Mellon Investor Services LLC, a limited liability company existing under the laws of the state of New Jersey, as Depositary (the “Depositary”).

RECITALS

                  WHEREAS, the Company currently has three series of preferred stock issued and outstanding, consisting of the (x) 6.15% Cumulative Preferred Stock, Series E, par value $1.00 per share (the “Bear Stearns Series E”), (y) 5.72% Cumulative Preferred Stock, Series F, par value $1.00 per share (the “Bear Stearns Series F”), and (z) 5.49% Cumulative Preferred Stock, Series G, par value $1.00 per share (the “Bear Stearns Series G” and together with the Bear Stearns Series E and the Bear Stearns Series F, the “Preferred Stock”); and

                  WHEREAS, the Company has previously executed the following deposit agreements, which agreements remain in full force and effect: (1) Deposit Agreement, dated as of January 15, 1998, between Bear Stearns, Chase Mellon Shareholder Services L.L.C., as depositary, and the holders from time to time of depositary receipts (relating to the Bear Stearns Series E preferred stock), (2) Deposit Agreement, dated as of April 21, 1998, between Bear Stearns, Chase Mellon Shareholder Services L.L.C., as depositary, and the holders from time to time of depositary receipts (relating to the Bear Stearns Series F preferred stock) and (3) Deposit Agreement, dated as of June 19, 1998, between Bear Stearns, Chase Mellon Shareholder Services L.L.C., as depositary, and the holders from time to time of depositary receipts (relating to the Bear Stearns Series G preferred stock) (collectively, the “Deposit Agreements”); and

                  WHEREAS, the Depositary is the successor depositary to Chase Mellon Shareholder Services L.L.C., a limited liability company existing under the laws of the State of New Jersey; and

                  WHEREAS, on June 4, 2008, Parent, the Company and BSC Merger Corporation II, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) executed an Agreement and Plan of Merger, pursuant to which, at the effective time of the merger, Merger Sub would merge with and into the Company (the “Merger”), with the Company surviving the Merger and with each outstanding share of Preferred Stock being converted into a share of preferred stock of Parent with substantially similar terms as the Preferred Stock (the “JPM Mirror Preferred Stock”); and

                  WHEREAS, upon consummation of the Merger, the Company desires to assign, and Parent desires to assume, the Company’s obligations under the Deposit Agreements; and

                  WHEREAS, upon consummation of the Merger, Parent, pursuant to Section 4.06 of the Deposit Agreements, desires to have the Depositary treat the JPM Mirror Preferred Stock, which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Stock, as new deposited securities so received in exchange for or upon conversion or in respect of such Preferred Stock.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the parties hereto hereby agree as follows:

ARTICLE 1

ASSIGNMENT AND ASSUMPTION

                  Section 1.1      Assignment.

                  Upon consummation of the Merger, the Company does hereby assign, transfer, convey and deliver unto Parent, its successors and assigns, all of its rights, interests and obligations under the Deposit Agreements.

                  Section 1.2      Assumption.

                  Upon consummation of the Merger, Parent hereby accepts such assignment of the Company’s rights, interests and obligations under the Deposit Agreements and agrees to assume and be liable for, and shall perform and discharge, all of the obligations of the Company under the Deposit Agreements. The Depositary hereby acknowledges and accepts the assignment of the Company’s rights, interests and obligations under the Deposit Agreements to Parent and hereby agrees to recognize Parent as the assignee of the Company’s obligations under the Deposit Agreements and release the Company of its obligations under the Deposit Agreements.

ARTICLE 2

AMENDMENTS

                  Section 2.1      New Deposited Securities.

                  Pursuant to Section 4.06 of the Deposit Agreements, the Depositary hereby agrees to treat the JPM Mirror Preferred Stock, which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Stock following consummation of the Merger, as new deposited securities so received in exchange for or upon conversion or in respect of such Preferred Stock.

                  Section 2.2      Certain Amendments.

                  The parties hereto agree that the Deposit Agreements shall remain in full force and effect following consummation of the Merger, except as modified as follows:

                  (a)      Any reference to “Company” in the Deposit Agreements shall mean JPMorgan Chase & Co., a Delaware corporation having its principal office at 270 Park Avenue, New York, New York 10017, and its successors.

                  (b)      Any reference to “Stock” in the Depositary Agreement with respect to the Bear Stearns Series E preferred stock shall mean shares of JPMorgan Chase & Co.’s 6.15% Cumulative Preferred Stock, Series E, par value $1.00 per share.

                  (c)      Any reference to “Stock” in the Depositary Agreement with respect to the Bear Stearns Series F preferred stock shall mean shares of JPMorgan Chase & Co.’s 5.72% Cumulative Preferred Stock, Series F, par value $1.00 per share.

                  (d)      Any reference to “Stock” in the Depositary Agreement with respect to the Bear Stearns Series G preferred stock shall mean shares of JPMorgan Chase & Co.’s 5.49% Cumulative Preferred Stock, Series G, par value $1.00 per share.

                  (e)      Any reference to “Certificate of Designations” shall mean the Certificate of Designations filed with the Secretary of State of Delaware establishing the respective series of Stock as a series of preferred stock of JPMorgan Chase & Co.

                  (f)      Any reference to “Certificate of Incorporation” shall mean the Certificate of Incorporation, as amended from time to time, of JPMorgan Chase & Co.

                  Section 2.3      No Further Amendment.

                  Except as expressly amended hereby, the Deposit Agreements are in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. The amendments contained in Article II of the Agreement are limited as written and shall not be deemed to be an amendment to any other term or condition of the Deposit Agreements or any of the documents referred to therein.

ARTICLE 3

CONDITIONS

                  Section 3.1      Conditions to the Assignment, Assumption and Amendment.  The provisions contained in Articles I and II of this Agreement shall become effective only upon consummation of the Merger.

ARTICLE 4

TERMINATION

                  Section 4.1      Termination.  This Agreement may be terminated by Parent at any time prior to the Merger.

                  Section 4.2      Effect of Termination.  In the event of termination of this Agreement, as provided in Section 4.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the parties hereto, other than the provisions of this Section 4.2 and Article 5.

ARTICLE 5

GENERAL PROVISIONS

                  Section 5.1      Successors; Binding Effect; Benefit.  This Agreement shall be binding on the successors of the Depositary, Parent and the Company. Nothing in this Agreement is intended to confer upon any person or entity not a party to this Agreement any rights or remedies under or by reason of this Agreement.

                  Section 5.2      Entire Agreement.  This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by the parties hereto.

                  Section 5.3      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

                  Section 5.4      Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  Section 5.5      Headings.  Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

                  Section 5.6      Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broadly as is enforceable.

                  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of June 25, 2008.

JPMORGAN CHASE & CO.

By: /s/ Anthony J. Horan
Name: Anthony J. Horan
Title: Corporate Secretary

THE BEAR STEARNS COMPANIES INC.

By: /s/ Anthony J. Horan
Name: Anthony J. Horan
Title: Corporate Secretary

MELLON INVESTOR SERVICES LLC, as
Depositary

By: /s/ Gary D'Alessandro
Authorized Officer